Kraton Polymers European Corporate Entities Restructure 12.06.2006

Disclaimers Forward Looking Statements This presentation may include "forward-looking statements" which are statements other than statements of historical fact and are often characterized by the use of words such as "believes," "expects," "estimates," "projects," "may," "will," "intends," "plans" or "anticipates," or by discussions of strategy, plans or intentions. All forward- looking statements in this presentation are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information. GAAP Disclaimer This presentation includes non-GAAP financial measures, including Financial Reporting EBITDA and LTM Adjusted Bank EBITDA. Investors should consider these measures, which we believe investors consider useful in assessing our performance and compliance with our financial covenants, together with the GAAP measures from our financial statements. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures can be found in the attached Appendix.

Third Quarter 2006 Results Revenue up 4% vs. 3Q05 Driven by increased average prices offsetting a 4% volume decline Volume down 4% vs. 3Q05 Primarily due to lower volumes in two of our end-use markets: Increased competitive pressure in our Adhesives, Sealants, and Coatings end-use market Slow demands for paving in North America in Paving and Roofing end-use market Gross Profit up 23% vs. 3Q05 Primarily due to price increases, an increased share of our higher margin products and favorable manufacturing cost absorption, partially offset by higher raw material cost and lower volumes. LTM Adjusted Bank EBITDA up 6% to $123 million Financial reporting EBITDA increased 49% to $37 million Cash ended at $29 million, down $43 million versus last year Inventory values increased $76 million year over year

Intercompany Loan Change Kraton Polymers LLC ("Kraton") will be increasing the interest charged to Kraton Polymers Holdings BV on its outstanding loan Will result in an annual increase in interest payments to Kraton of approximately $2mm Beneficial to lenders as it moves cash to an entity that provides lenders a stronger security position

Corporate Restructure Highlights and Effect On Kraton and Its Lenders The European corporate entity restructure is a defensive move designed to improve tax effectiveness of Kraton's current structure. As Kraton's net operating losses at foreign operating companies are fully utilized, expected increase in future tax payments will be mitigated if the restructure is executed. The restructure is estimated to save Kraton $8mm to $12mm in cash tax payments over the next five years. The restructure is common and has been lawfully used by other multi-national corporations for many years. The restructure involves forming of a new Dutch CV (partnership). Kraton will contribute all its shares in Kraton Polymers Holdings BV to the Dutch CV. Subsequently, Kraton, Kraton Polymers Research BV, and the Dutch CV will enter into a qualified cost sharing arrangement for the funding of new R&D.

Amendment Overview Kraton is obligated to obtain approval from a majority of its lenders since the new structure requires the following changes: (1) pledge 65% of the partnership interests of the Dutch CV (2) release the current pledge of 65% of Kraton Polymers Holdings BV shares. Kraton believes the new structure benefits lenders as it conserves cash. To achieve maximum benefit from the new structure, Kraton would like to make the proposed changes in 2006.

Current Corporate Structure

Proposed Corporate Structure



entity performing R&D
new entity
KP LLC Delaware
KP Capital Corporation Delaware
Elastomers Holdings LLC Delaware
New Dutch CV (Partnership)
KP U.S. LLC Delaware
qualified cost sharing arrangement
Implementation of Qualified Cost Sharing Arrangement whereby:
- US rights to newly developed IP are owned by US entity,
- Dutch IP rights are owned by Dutch BV, and
- remaining rights are owned by Dutch CV.
KP Holdings BV NL
KP Int'l Ltd UK
KP Research BV NL
KP Research SA Belgium
50%
KP Brazil SA Brazil
KP JSR KK Japan
KP NL BV NL
KP France SAS France
KP GmbH Germany
50%
Societal SA Brazil
KP Japan Ltd. Japan
KP ST Ltd. China
KP NEE Poland
KP Italy Srl Italy
KP Belgium SA Belgium
KP UK Ltd. UK
KP Iberica SA Spain
KP Norden AB Sweden

8

Amendment Timeline Conference Call Dec 6th Documents posted to Intralinks Dec 6th Signatures Due Dec 13th S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 December 2006

Contact Info All executed signature pages should be submitted by December 13th to Stacey Rosenberg at Latham & Watkins LLP. Fax number: 213-891-8763. Questions of a legal nature should be directed to Stacey Rosenberg 213-891-8554. Questions of a business nature should be directed to Rob Schatzman, Goldman Sachs 212-902-3649 or Anisha Malhotra, Goldman Sachs 212-902-7220.

Appendix

LTM Adjusted Bank EBITDA Reconciliation ($MM) (1)The EBITDA measure is used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because all companies do not use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. (2) These adjustments are made pursuant to the Credit and Guaranty Agreement, dated December 23, 2003, as amended as of March 4, 2004, as further amended as of October 21, 2004, as further amended as of February 16, 2006 and as further amended as of May 12, 2006, among KRATON Polymers LLC, as Borrower, Polymer Holdings LLC, certain subsidiaries of KRATON Polymers LLC, as Guarantors, various lenders, Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Lead Arrangers, Goldman Sachs Credit Partners L.P., as Syndication Agent, UBS AG, Stanford Branch, as Administrative Agent and Collateral Agent (the "senior secured credit facility"). (3)Adjusted Bank Covenant EBITDA is defined as EBITDA adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the senior secured credit facility. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted Bank Covenant EBITDA are appropriate to provide additional information to investors to demonstrate compliance with the financing covenants contained in the senior secured credit facility. LTM September 30, LTM September 30, 2006 2005 Net Income $20 $13 Add back: Taxes 9 6 Interest 38 37 Depreciation and Amortization 43 44 Financial Reporting EBITDA1 $110 $100 Add back:2 Inventory step-up - 4 Sponsor fees and expenses 2 2 Normalized plant turnaround costs Permitted Acquisition Costs 3 1 2 - Restructuring charges 8 5 Schedule 1.1 costs - 1 Other non-cash charges reducing consolidated net income (1) 2 LTM Adjusted Bank EBITDA3 $123 $116

1 The EBITDA measures are used by management to evaluate operating performance. Management believes that EBITDA is useful to investors because it is frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because all companies do not use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. ($MM) Quarter Ended September 30, Quarter Ended September 30, 2006 2005 Net Income $12 $3 Add back: Taxes 3 1 Interest 11 9 Depreciation and Amortization 11 12 Financial Reporting EBITDA1 $37 $25 Nine Months Ended September 30, Nine Months Ended September 30, 2006 2005 Net Income $22 $25 Add back: Taxes 7 9 Interest 29 26 Depreciation and Amortization 33 33 Financial Reporting EBITDA1 $91 $93 EBITDA Reconciliations

Kraton Polymers European Corporate Entities Restructure 12.06.2006